Exhibit 99.1

Cross Country Healthcare Announces Third Quarter 2015 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--November 4, 2015--Cross Country Healthcare, Inc. (Nasdaq:CCRN) today announced financial results for the third quarter ended September 30, 2015.

  Revenue was $195.7 million, up 4% year-over-year or 5% on a pro forma basis
  Adjusted EBITDA was $12.3 million or 6.3% of revenue versus $6.6 million or 3.5% of revenue in the prior year
  Reported diluted earnings per share (EPS) was $0.16; Adjusted EPS was $0.23
  Cash flow from operations was $12.9 million
  Fourth Quarter Guidance: Revenue of $193 million - $198 million and Adjusted EBITDA margin of 5.5% - 6.0%

Note: Refer to table and discussion of Non-GAAP financial measures below.

“This was another strong quarter for Cross Country Healthcare. We not only exceeded our guidance but we achieved our targeted fourth quarter goal for a 5.0% Adjusted EBITDA margin one quarter ahead of schedule. Our revenue growth, pricing improvement and cost optimization initiatives are all on track and contributed to these results,” stated William J. Grubbs, President and Chief Executive Officer. Mr. Grubbs added, “The favorable market conditions along with the addition of our recently announced acquisition of Mediscan should further enhance our results.”

Third quarter consolidated revenue was $195.7 million, an increase of 4% year-over-year and 2% sequentially. The Company's consolidated gross profit margin was 26.3%, up 130 basis points year-over-year and up 120 basis points sequentially. Adjusted EBITDA was $12.3 million or 6.3% of revenue, as compared with $6.6 million or 3.5% of revenue in the prior year. Excluding the results of the education seminars business that was divested August 31, 2015, revenue would have been $192.6 million, an increase of 5% year-over-year, and Adjusted EBITDA would have been $12.9 million, or 6.7% of revenue. Net income attributable to common shareholders was $5.0 million, or $0.16 per diluted share, compared to a net loss of $7.6 million or $0.24 per diluted share in the prior year. Adjusted EPS was $0.23 compared to $0.07 in the prior year and $0.10 in the prior quarter.

For the nine months ended September 30, 2015, consolidated revenue was $574.3 million, an increase of 34% year-over-year. On a pro forma basis, year-to-date revenue was up 5% year-over-year. Consolidated gross profit margin was 25.6% for both the current and prior year-to-date periods. Adjusted EBITDA was $26.6 million or 4.6% of revenue, as compared with $10.9 million or 2.5% of revenue in the prior year. Net income attributable to common shareholders was $10.5 million, or $0.33 per diluted share, compared to a net loss of $11.6 million or $0.37 per diluted share in the prior year. Adjusted EPS was $0.36 compared to $0.06 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing increased 6% year-over-year and 3% sequentially. Contribution income in this segment was $16.3 million, up from $12.7 million in the prior year. The year-over-year increase in segment revenue and contribution income was due to both organic growth and improved gross margins. Average field FTEs increased to 6,646 from 6,407 in the prior year. Revenue per FTE per day was $257 compared to $251 in the prior year, reflecting higher average bill rates.

Physician Staffing

Revenue from Physician Staffing decreased 3% year-over-year and increased 4% sequentially. Contribution income was $3.2 million, up from $1.5 million in the prior year due to improved gross margins and lower SG&A expenses. Compared to the prior year, total days filled decreased to 20,543 from 22,100 while revenue per day filled increased to $1,505 from $1,432.

Other Human Capital Management Services

Revenue from Other Human Capital Management Services was $7.4 million, a decrease of 19% year-over-year and 27% sequentially. The year-over-year decrease was due to one less month of revenue from the education seminars business, partially offset by growth in the search business which was up 30% year-over-year. Contribution income was $0.4 million, compared to a loss of $0.1 million in the prior year.

Cash Flow and Balance Sheet Highlights

Cash flow provided by operating activities was $12.9 million for the quarter and $18.9 million year-to-date. At September 30, 2015, the Company had $24.6 million in cash and cash equivalents, including the net cash proceeds of $7.2 million from the sale of Cross Country Education, and $55.0 million of subordinated debt at par. The Company had $47.2 million of availability under the senior credit facility at September 30, 2015.

Outlook for Fourth Quarter 2015

The Company also provided guidance for the fourth quarter of 2015:

	Range	Year-over-Year
Change

Revenue	$193 million - $198 million	3% - 5%

Gross profit margin	25.5% - 26.0%	20 - 70 bps

Adjusted EBITDA margin	5.5% - 6.0%	220 - 270 bps

Adjusted EPS	$0.18 - $0.20	$0.15 - $0.17

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. These ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, any impairment charges or valuation allowances, or any material legal or restructuring charges. Adjusted net income attributable to common shareholders per diluted share assumes an adjusted weighted average share count, including the Mediscan restricted shares.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Thursday, November 5, 2015, at 9:00 A.M. Eastern Time to discuss its third quarter 2015 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from November 5th through November 19th at the Company's website and a replay of the conference call will be available by telephone by calling 800-395-7443 from anywhere in the U.S. or 203-369-3271 from non-U.S. locations - Passcode: 2015.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc., headquartered in Boca Raton, Florida, is a national leader in providing leading-edge healthcare workforce solutions. Our solutions are geared towards assisting our clients solve labor cost issues while maintaining high quality outcomes. With more than 30 years of experience, we are dedicated to placing highly qualified nurses and physicians as well as allied health, advanced practice, clinical research, and case management professionals. We provide both retained and contingent placement services for physicians, as well as retained search services for healthcare executives. We have more than 6,000 active contracts with a broad range of clients, including acute care hospitals, physician practice groups, nursing facilities, rehabilitation and sports medicine clinics, government facilities, as well as nonclinical settings such as homecare and schools. Through our national staffing teams and network of more than 70 branch office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed services programs (MSP), workforce assessments, internal resource pool consulting and development, electronic medical record (EMR) transition staffing and recruitment process outsourcing.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's operating performance. Pro forma measures are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD-LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “suggests”, “appears”, “seeks”, “will”, and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to “we”, “us”, “our”, or “Cross Country” in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2015	2014	2015	2015	2014

Revenue from services	$195,692	$188,944	$192,617	$574,273	$429,691
Operating expenses:
Direct operating expenses	144,206	141,667	144,254	427,387	319,528
Selling, general and administrative expenses	39,227	40,858	40,891	121,284	99,480
Bad debt expense	549	257	131	771	721
Depreciation	953	1,005	989	2,902	2,796
Amortization	982	1,011	983	2,947	2,580
Loss on sale of business (a)	2,184	—	—	2,184	—
Acquisition and integration costs (b)	584	2,383	40	742	5,425
Restructuring costs	140	—	1,007	1,147	755
Total operating expenses	188,825	187,181	188,295	559,364	431,285
Income (loss) from operations	6,867	1,763	4,322	14,909	(1,594)
Other expenses (income):
Interest expense	1,654	1,832	1,772	5,163	2,376
Loss (gain) on derivative liability	2,894	7,308	(362)	385	7,308
Other (income) expense, net	(100)	(62)	27	(30)	66
Income (loss) before income taxes	2,419	(7,315)	2,885	9,391	(11,344)
Income tax (benefit) expense	(2,732)	169	205	(1,490)	104
Consolidated net income (loss)	5,151	(7,484)	2,680	10,881	(11,448)
Less: Net income attributable to noncontrolling interest in subsidiary	142	118	107	365	118
Net income (loss) attributable to common shareholders	$5,009	$(7,602)	$2,573	$10,516	$(11,566)

Net income (loss) per share attributable to common shareholders - Basic	$0.16	$(0.24)	$0.08	$0.33	$(0.37)

Net income (loss) per share attributable to common shareholders - Diluted	$0.16	$(0.24)	$0.08	$0.33	$(0.37)

Weighted average common shares outstanding:
Basic	31,541	31,245	31,398	31,412	31,165
Diluted (c)	32,168	31,245	32,040	32,048	31,165

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measure
(Unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2015	2014	2015	2015	2014
Adjusted EBITDA: (d)
Consolidated net income (loss) attributable to common shareholders	$5,009	$(7,602)	$2,573	$10,516	$(11,566)
Depreciation	953	1,005	989	2,902	2,796
Amortization	982	1,011	983	2,947	2,580
Interest expense	1,654	1,832	1,772	5,163	2,376
Income tax (benefit) expense	(2,732)	169	205	(1,490)	104
Acquisition and integration costs (b)	584	2,383	40	742	5,425
Restructuring costs	140	—	1,007	1,147	755
Loss (gain) on derivative liability	2,894	7,308	(362)	385	7,308
Loss on sale of business (a)	2,184	—	—	2,184	—
Other expense (income), net	(100)	(62)	27	(30)	66
Equity compensation	557	416	840	1,773	958
Net income attributable to noncontrolling interest in subsidiary	142	118	107	365	118
Adjusted EBITDA	$12,267	$6,578	$8,181	$26,604	$10,920

Adjusted EPS: (e)
Reported diluted EPS	$0.16	$(0.24)	$0.08	$0.33	$(0.37)
Acquisition and integration costs (b)	0.01	0.05	—	0.01	0.11
Restructuring costs	—	—	0.02	0.02	0.01
Gain on sale of business, after taxes (a)	(0.04)	—	—	(0.04)	—
Loss (gain) on derivative liability	0.06	0.14	(0.01)	0.01	0.14
Valuation allowance on adjusted items	0.04	0.12	0.01	0.03	0.17
Adjusted EPS (e)	$0.23	$0.07	$0.10	$0.36	$0.06

Reported weighted average common shares outstanding - diluted	32,168	31,245	32,040	32,048	31,165
Adjustment to diluted shares (e)	—	227	—	—	298
Adjusted weighted average common shares - diluted	32,168	31,472	32,040	32,048	31,463

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	September 30,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$24,584	$4,995
Accounts receivable, net	125,470	113,129
Income taxes receivable	158	307
Prepaid expenses	4,817	6,073
Insurance recovery receivable	3,156	5,624
Other current assets	1,539	1,055
Total current assets	159,724	131,183
Property and equipment, net	10,833	12,133
Trade names, net	38,201	38,201
Goodwill, net	80,758	90,647
Other identifiable intangible assets, net	30,876	33,823
Debt issuance costs, net	973	1,257
Other non-current assets	18,361	17,889
Total assets	$339,726	$325,133

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$32,109	$27,314
Accrued employee compensation and benefits	32,613	28,731
Current portion of long-term debt and capital lease obligations	88	3,607
Sales tax payable	2,545	2,573
Deferred purchase price	2,210	—
Deferred tax liabilities	2,039	1,981
Other current liabilities	2,511	2,790
Total current liabilities	74,115	66,996
Long-term debt and capital lease obligations	71,918	70,467
Non-current deferred tax liabilities	16,598	18,038
Long-term accrued claims	30,594	32,068
Long-term deferred purchase price	—	2,333
Other long-term liabilities	4,482	4,899
Total liabilities	197,707	194,801

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	248,698	247,467
Accumulated other comprehensive loss	(1,190)	(1,118)
Accumulated deficit	(105,958)	(116,474)
Total Cross Country Healthcare, Inc. stockholders' equity	141,553	129,878
Noncontrolling interest	466	454
Total stockholders' equity	142,019	130,332
Total liabilities and stockholders' equity	$339,726	$325,133

Cross Country Healthcare, Inc.
Segment Data (f)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over- Year	Sequential
	September 30,	% of	September 30,	% of	June 30,	% of	% change	% change
	2015	Total	2014	Total	2015	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing (g)	$157,338	80%	$147,851	78%	$152,677	79%	6%	3%
Physician Staffing (g)	30,959	16%	31,953	17%	29,794	16%	(3)%	4%
Other Human Capital Management Services	7,395	4%	9,140	5%	10,146	5%	(19)%	(27)%
	$195,692	100%	$188,944	100%	$192,617	100%	4%	2%

Contribution income: (h)
Nurse and Allied Staffing (g)	$16,251		$12,691		$12,515		28%	30%
Physician Staffing (g)	3,197		1,471		2,228		117%	43%
Other Human Capital Management Services	372		(55)		747		NM	(50)%
	19,820		14,107		15,490		40%	28%

Unallocated corporate overhead	8,110		7,945		8,149		(2)%	—%
Depreciation	953		1,005		989		5%	4%
Amortization	982		1,011		983		3%	— %
Loss on sale of business (a)	2,184		—		—		100%	100%
Acquisition and integration costs (b)	584		2,383		40		75%	NM
Restructuring costs	140		—		1,007		100%	86%
Income from operations	$6,867		$1,763		$4,322		290%	59%

	Nine Months Ended						Year-over- Year
	September 30,	% of	September 30,	% of			% change
	2015	Total	2014	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing (g)	$459,127	80%	$311,814	73%			47%
Physician Staffing (g)	88,100	15%	90,784	21%			(3)%
Other Human Capital Management Services	27,046	5%	27,093	6%			—%
	$574,273	100%	$429,691	100%			34%

Contribution income: (h)
Nurse and Allied Staffing (g)	$39,368		$25,388				55%
Physician Staffing (g)	7,541		4,020				88%
Other Human Capital Management Services	1,721		(121)				NM
	48,630		29,287				66%

Unallocated corporate overhead	23,799		19,325				(23)%
Depreciation	2,902		2,796				(4)%
Amortization	2,947		2,580				(14)%
Loss on sale of business (a)	2,184		—				100%
Acquisition and integration costs (b)	742		5,425				86%
Restructuring costs	1,147		755				(52)%
Income (loss) from operations	$14,909		$(1,594)				NM

NM-Not meaningful.

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2015	2014	2015	2015	2014

Net cash provided by (used in) operating activities (in thousands)	$12,869	$2,475	$5,727	$18,866	$(3,056)

Nurse and Allied Staffing statistical data:
FTEs (g) (i)	6,646	6,407	6,607	6,569	4,239
Average Nurse and Allied Staffing revenue per FTE per day (g) (j)	$257	$251	$254	$256	$269

Physician Staffing statistical data:
Days filled (g) (k)	20,543	22,100	20,283	59,470	62,599
Revenue per day filled (g) (l)	$1,505	$1,432	$1,468	$1,485	$1,448

(a) On August 31, 2015, the Company completed the sale of Cross Country Education, LLC, to PESI, Inc. The Company recognized a pre-tax loss of $2.2 million related to the divestiture of the business. In addition, the Company recorded a benefit of $3.5 million from the reversal of valuation allowances associated with this business, resulting in an after-tax gain of $1.3 million.

(b) Acquisition and integration costs in the three and nine months ended September 30, 2015 are primarily related to due diligence efforts for the Mediscan acquisition that closed on October 30, 2015. For the three months ended June 30, 2015, acquisition and integration costs were primarily related to the June 2014 acquisition of MSN. In the nine months ended September 30, 2014, acquisition and integration costs were from both the MSN acquisition and the December 2013 allied healthcare staffing business acquisition. The results of these acquisitions have been included in the Company's consolidated statements of operations since their respective dates of acquisition.

(c) When applying the if-converted method to our Convertible Notes, 3,521,126 shares related to the Convertible Notes, issued in June 2014 in conjunction with the MSN acquisition, are not included in diluted weighted average shares for all of the periods presented because their effect was anti-dilutive.

(d) Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net income (loss) attributable to common shareholders before depreciation, amortization, interest expense, income tax expense (benefit), acquisition and integration costs, restructuring costs, loss (gain) on derivative liability, loss on sale of business, other expense (income), net, equity compensation, and net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA as one performance measure in its annual cash incentive program for certain members of its management team. In addition, management monitors Adjusted EBITDA for planning purposes. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Management believes Adjusted EBITDA, as defined, is useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(e) Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders per diluted share (reported EPS) before the diluted EPS impact of acquisition and integration costs, restructuring costs, loss on sale of business, and loss (gain) on derivative liability. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the earnings capacity of the Company. For the three months and nine months ended September 30, 2014, the adjustments to reported diluted EPS had the effect of converting the net loss to net income. As a result, potentially dilutive shares that were excluded in the unadjusted per share calculation have been included in the adjusted weighted average common shares outstanding - diluted.

(f) Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.

(g) Effective January 1, 2015, we reclassified a portion of our business from the Physician Staffing segment to the Nurse and Allied Staffing segment. Prior period amounts have been reclassified to conform to the current period presentation.

(h) Contribution income is defined as income (loss) from operations before depreciation, amortization, acquisition and integration costs, restructuring costs, and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.

(i) FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.

(j) Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from permanent placement of nurses.

(k) Days filled is calculated by dividing the total hours filled during the period by 8 hours.

(l) Revenue per day filled is calculated by dividing the actual revenue invoiced by Physician Staffing by days filled for the period presented and it excludes permanent placement and accrued revenue.

CONTACT:
Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com